                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                          Dated as of October 30, 2003

                                     between

                      COLLEGIATE FUNDING SERVICES, L.L.C.,
                                   as Borrower

                               CFSL HOLDINGS CORP.
                                       and
                             CFSL ACQUISITION CORP.,
                              as Parent Guarantors

                  THE SUBSIDIARY GUARANTORS REFERRED TO HEREIN,
                            as Subsidiary Guarantors

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

================================================================================


                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms....................................................        1
SECTION 1.02.  Terms Generally..................................................       23
SECTION 1.03.  Accounting Terms; GAAP...........................................       24

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  The Commitments..................................................       24
SECTION 2.02.  Loans and Borrowings.............................................       24
SECTION 2.03.  Requests for Borrowings..........................................       25
SECTION 2.04.  Funding of Borrowings............................................       26
SECTION 2.05.  Interest Elections...............................................       27
SECTION 2.06.  Termination and Reduction of the Commitments.....................       28
SECTION 2.07.  Repayment of Loans; Evidence of Debt.............................       29
SECTION 2.08.  Prepayment of Loans..............................................       30
SECTION 2.09.  Fees.............................................................       33
SECTION 2.10.  Interest.........................................................       33
SECTION 2.11.  Alternate Rate of Interest.......................................       34
SECTION 2.12.  Increased Costs..................................................       34
SECTION 2.13.  Break Funding Payments...........................................       35
SECTION 2.14.  Taxes............................................................       36
SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs......       37
SECTION 2.16.  Mitigation Obligations; Replacement of Lenders...................       39

                                   ARTICLE III

                                    GUARANTEE

SECTION 3.01.  The Guarantee....................................................       40
SECTION 3.02.  Obligations Unconditional........................................       40
SECTION 3.03.  Reinstatement....................................................       41
SECTION 3.04.  Subrogation......................................................       41
SECTION 3.05.  Remedies.........................................................       41
SECTION 3.06.  Instrument for the Payment of Money..............................       42
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                                      (i)

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SECTION 3.07.  Continuing Guarantee.............................................       42
SECTION 3.08.  Rights of Contribution...........................................       42
SECTION 3.09.  General Limitation on Guarantee Obligations......................       43

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization; Powers.............................................       43
SECTION 4.02.  Authorization; Enforceability....................................       43
SECTION 4.03.  Governmental Approvals; No Conflicts.............................       44
SECTION 4.04.  Financial Condition; No Material Adverse Change..................       44
SECTION 4.05.  Properties.......................................................       45
SECTION 4.06.  Litigation and Certain Other Matters.............................       45
SECTION 4.07.  Environmental Matters............................................       45
SECTION 4.08.  Compliance with Laws and Agreements..............................       46
SECTION 4.09.  Investment and Holding Company Status............................       46
SECTION 4.10.  Taxes............................................................       46
SECTION 4.11.  ERISA............................................................       46
SECTION 4.12.  Disclosure.......................................................       47
SECTION 4.13.  Use of Credit....................................................       47
SECTION 4.14.  Material Agreements and Liens....................................       47
SECTION 4.15.  Subsidiaries and Investments.....................................       48
SECTION 4.16.  Real Property....................................................       48
SECTION 4.17.  Labor Matters....................................................       48
SECTION 4.18.  Security Documents...............................................       49
SECTION 4.19.  Solvency.........................................................       49
SECTION 4.20.  Delivery of Certain Documents....................................       49
SECTION 4.21.  Securitization Assets............................................       49

                                    ARTICLE V

                                   CONDITIONS

SECTION 5.01.  Effective Date...................................................       50
SECTION 5.02.  Each Credit Event................................................       51

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

SECTION 6.01.  Financial Statements and Other Information.......................       52
SECTION 6.02.  Notices of Material Events.......................................       54
SECTION 6.03.  Existence; Conduct of Business...................................       55
SECTION 6.04.  Payment of Obligations...........................................       55
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                                      (ii)

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SECTION 6.05.  Maintenance of Properties........................................       55
SECTION 6.06.  Insurance........................................................       55
SECTION 6.07.  Books and Records; Inspection Rights.............................       55
SECTION 6.08.  Compliance with Laws.............................................       56
SECTION 6.09.  Compliance with Contractual Obligations..........................       56
SECTION 6.10.  Certain Obligations Respecting Subsidiaries; Further Assurances..       56
SECTION 6.11.  Use of Proceeds..................................................       57
SECTION 6.12.  Compliance Certificate...........................................       58
SECTION 6.13.  Landlord Lien Waivers............................................       58
SECTION 6.14.  Assumption Agreement.............................................       58
SECTION 6.15.  Additional Equity Proceeds.......................................       58

                                   ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.01.  Indebtedness.....................................................       59
SECTION 7.02.  Liens............................................................       59
SECTION 7.03.  Fundamental Changes..............................................       60
SECTION 7.04.  Lines of Business................................................       61
SECTION 7.05.  Investments......................................................       62
SECTION 7.06.  Restricted Payments..............................................       63
SECTION 7.07.  Transactions with Affiliates.....................................       63
SECTION 7.08.  Restrictive Agreements...........................................       64
SECTION 7.09.  Certain Financial Covenants......................................       64
SECTION 7.10.  Modifications of Seller Notes....................................       66
SECTION 7.11.  Certain Prepayments..............................................       66
SECTION 7.12.  Sale and Leaseback...............................................       66
SECTION 7.13.  Passive Holding Company Status...................................       67

                                  ARTICLE VIII

                                EVENTS OF DEFAULT...............................       67

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT............................       71

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices.........................................................       73
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                                     (iii)

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
SECTION 10.02.  Waivers; Amendments.............................................       74
SECTION 10.03.  Expenses; Indemnity; Damage Waiver..............................       75
SECTION 10.04.  Successors and Assigns..........................................       77
SECTION 10.05.  Survival........................................................       80
SECTION 10.06.  Counterparts; Integration; Effectiveness........................       80
SECTION 10.07.  Severability....................................................       81
SECTION 10.08.  Right of Setoff.................................................       81
SECTION 10.09.  Governing Law; Jurisdiction; Etc................................       81
SECTION 10.10.  WAIVER OF JURY TRIAL............................................       82
SECTION 10.11.  Headings........................................................       82
SECTION 10.12.  Treatment of Certain Information; Confidentiality...............       82

SCHEDULE I   - Commitments
SCHEDULE II  - Material Agreements and Liens
SCHEDULE III - Restrictive Agreements
SCHEDULE IV  - Litigation
SCHEDULE V   - Environmental Matters
SCHEDULE VI  - Subsidiaries and Investments
SCHEDULE VII - Real Property

EXHIBIT A   - Form of Assignment and Assumption
EXHIBIT B   - Form of Security Agreement
EXHIBIT C   - Form of Guarantee Assumption Agreement
EXHIBIT D-1 - Form of Opinion of General Counsel to the Obligors EXHIBIT D-2 - Form of Opinion of Virginia Counsel to the Obligors EXHIBIT D-3 - Form of Opinion of New York Counsel to the Obligors
EXHIBIT E   - Form of Opinion of Special New York Counsel to JPMCB

                                      (iv)

            CREDIT AGREEMENT dated as of October 30, 2003, between COLLEGIATE FUNDING SERVICES, L.L.C., CFSL HOLDINGS CORP., CFSL ACQUISITION CORP., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

            Each of the Parent Guarantors (as hereinafter defined) and the Borrower (as so defined) has requested that the Lenders (as so defined) make loans to the Borrower, under the guarantee of the Guarantors (as so defined), in an aggregate principal amount not exceeding $45,000,000, to finance the operations of the Borrower and the Subsidiary Guarantors (as so defined) and to refinance certain existing indebtedness of the Borrower. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Account Control Agreement" means the Residual Payments Account Control Agreement dated as of July 23, 2003, between the Borrower, Collegiate Funding of Delaware, L.L.C., TCW/Crescent Mezzanine Management III, L.L.C., in its capacity as collateral agent for the benefit of holders of certain notes issued by the Borrower, Collegiate Funding Services Resources I, LLC, and U.S. Bank National Association, in its capacity as indenture trustee under the Indenture and as securities intermediary, as amended and in effect from time to time.

            "Adjusted Eurodollar Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

            "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Affiliated Party" means the Borrower, the Parent Guarantors or any of their Subsidiaries.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Ancillary Agreements" means the Consulting Agreement, the Management Agreement, the Indenture, the Warehouse Agreement, the Origination Agreements and the Seller Notes.

            "Applicable Margin" means: (a) with respect to any ABR Loan, 2.50% per annum; and (b) with respect to any Eurodollar Loan, 3.50% per annum.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                                Credit Agreement

            "Borrower" means Collegiate Funding Services, L.L.C., a Virginia limited liability company.

            "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Parent or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CFSL" means CFSL Acquisition Corp., a Delaware corporation.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                                Credit Agreement

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $45,000,000.

            "Commitment Reduction Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2003, through and including the Commitment Termination Date.

            "Commitment Termination Date" means the Business Day falling on or nearest to September 30, 2006.

            "Consulting Agreement" means the Consulting Services Agreement dated May 17, 2002, by and between CFSL and NOBS Capital Ventures, L.L.C., a Virginia limited liability company.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Documents" means, collectively, this Agreement and the Security Documents.

            "Debt Incurrence" means the incurrence by the Parent or any of its Subsidiaries after the Effective Date of any Indebtedness, other than Indebtedness permitted under this Agreement as in effect on the date hereof.

            "Debt Service" means, for any period, the sum, for the Parent and its Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) in the case of Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.06(a), were required to be made pursuant to Section 2.07(a) during such period plus (b) in the case of any other Indebtedness (other than Loans), all regularly scheduled payments or prepayments of principal of such Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations and Synthetic Lease Obligations) made or payable during such period plus (c) all Interest Expense for such period.

                                Credit Agreement

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Department of Education" means the United States Department of Education, or any Governmental Authority succeeding to any or all of the functions of said Department.

            "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule IV and the environmental matters disclosed in Schedule V.

            "Disposition" means any sale, assignment, transfer or other disposition (including as a result of casualty or condemnation) of any property (whether now owned or hereafter acquired) by the Parent or any of its Subsidiaries to any other Person excluding (i) any sale, assignment, transfer or other disposition of student loans in the ordinary course of business, (ii) the conveyance, sale, lease, transfer or other disposition of Securitization Program Assets in connection with any Permitted Securitization and (iii) any sale, assignment, transfer or other disposition of property for aggregate consideration of less then $10,000.

            "Disqualified Stock" means any capital stock or other ownership interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at any time (whether before or after the maturity of the Advances) at the option of the holder thereof, in whole or in part, (b) is secured by any assets of the Parent or any of its Subsidiaries, (c) is exchangeable or convertible at the option of the holder into Indebtedness of the Parent or any of its Subsidiaries or (d) provides for the mandatory payment of dividends, i.e., regardless of whether or not the board of directors has declared any dividends.

            Notwithstanding the preceding sentence, any capital stock or other ownership interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such capital stock or other ownership interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such capital stock or other ownership interest provide that the Parent may not repurchase or redeem any such capital stock or other ownership interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 7.06.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

                                Credit Agreement

            "EBITDA" means, for any period, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) Net Income plus

            (b) any provision for (or minus any benefit from) income or franchise taxes to the extent included in determining Net Income minus

            (c) Securitization Subsidiary income not available for debt service to the extent included in determining Net Income plus

            (d) payments associated with loan sale fees and servicing fees from any Securitization Subsidiary to the Parent or any of its Subsidiaries to the extent not included in determining Net Income minus

            (e) non-refundable capitalized costs excluding costs of Securitization Subsidiaries associated with origination of student loans net of any associated amortization costs (in accordance with Statement of Financial Accounting Standards No. 91, as in effect on the date hereof, to the extent included in determining Net Income plus

            (f) amortization and depreciation to the extent deducted in determining Net Income plus

            (g) Interest Expense (whether paid or accrued and including amortization of original issue discount) to the extent deducted in determining Net Income plus

            (h) payments made to Persons pursuant to the Management Agreement and the Consulting Agreement in amounts permitted by this Agreement plus

            (j) Lease Rental payments in amounts permitted by this Agreement minus

            (k) any Restricted Payment, other than any Restricted Payment made in accordance with Section 7.06(a).

            "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

            "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or

                                Credit Agreement
penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages (including punitive damages), contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment as a result of the presence, exposure or Release of Hazardous Materials.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Equity Issuance" means (a) any issuance or sale by the Parent or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Parent or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Parent or any of its Subsidiaries (including the Borrower) issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Parent or any of its Subsidiaries or (b) the receipt by the Parent or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Parent to the Parent or any wholly owned Subsidiary of the Parent , (y) any capital contribution by the Parent or any wholly owned Subsidiary of the Parent to any Subsidiary of the Parent or (z) any such issuance or sale by any Securitization Subsidiary of the Parent .

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the

                                Credit Agreement

Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing at which eurodollar deposits for one, two, three or six months (as selected by the Borrower) on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Event of Default" has the meaning assigned to such term in Article VIII.

                                Credit Agreement

            "Excess Cash Balance" means, as at any date, the aggregate amount of cash, cash equivalents and marketable securities held by the Parent and its Subsidiaries as at the close of business on such date minus (i) $5,000,000 and
(ii) cash of a Securitization Subsidiary that, under the Securitization Documents to which such Securitization Subsidiary is party, is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Parent.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FFELP Loans" means student loans made pursuant to the Federal Family Education Loan Program under the Higher Education Act.

            "Financial Officer" means, with respect to the Parent, the chief financial officer, principal accounting officer, treasurer or controller of the Parent and, with respect to the Borrower, the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fixed Charges Ratio" means, (a) as at any date prior to and including September 30, 2004, the ratio of (i) EBITDA for the period beginning October 1, 2003 and ending on the last day of the fiscal quarter ending on or most recently ended prior to such date, to (ii) the sum of (w) Debt Service for such period plus (x) Lease Rentals for such period plus

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
                                     - 10 -

(y) cash income taxes payable by the Parent and its Subsidiaries in respect of such period plus (z) payments made to Persons pursuant to the Management Agreement, the Consulting Agreement and the Broker Agreement during such period and (b) for any date on or after December 31, 2004, the ratio of (i) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (ii) the sum of (w) Debt Service for such period plus (x) Lease Rentals for such period plus (y) cash income taxes payable by the Parent and its Subsidiaries in respect of such period plus (z) payments made to Persons pursuant to the Management Agreement, the Consulting Agreement and the Broker Agreement during such period.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

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
                                     - 11 -

            "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to
Section 6.10(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

            "Guarantor" means each Parent Guarantor and each Subsidiary
Guarantor.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Higher Education Act" means the Higher Education Act of 1965, as amended from time to time.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of the type referred to in any of clauses (a) through (f) above of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, provided that the term "Indebtedness" shall not include any Securitization Program Obligations of a Securitization Subsidiary of the Parent. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

                                Credit Agreement

            "Indenture" means the Indenture of Trust, dated as of November 1, 2001, among Collegiate Funding Services Education Loan Trust I, as the issuer, U.S. Bank National Association, as lender trustee, and U.S. Bank National Association, as Indenture trustee.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of July 23, 2003, among TCW/Crescent Mezzanine Management III, L.L.C., in its capacity as agent for the benefit of holders of certain notes issued by the Borrower, Collegiate Funding Services Resources I, LLC, U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, Citicorp North America, Inc., in its capacity as agent for lenders the Indenture, and the Borrower, as amended and in effect from time to time.

            "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

            "Interest Expense" means, for any period, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations and Synthetic Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

            "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

            "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date

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
                                     - 13 -

on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

            "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

            "JPMCB" means JPMorgan Chase Bank.

            "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Parent or any of its Subsidiaries as lessee under all leases of real or personal property (other than Capital Lease Obligations), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that if, at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease agreement, the amount of such obligations (a) shall be assumed to be equal to the amount of such obligations for the period of twelve consecutive calendar months immediately preceding the date of determination or (b) if the related lease agreement was not in effect during such preceding twelve-month period, shall be the amount estimated by a Financial Officer of the Parent on a reasonable basis and in good faith.

            "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

            "Leverage Ratio" means, as at any date, the ratio of (i) the aggregate amount of Indebtedness for borrowed money or otherwise appearing as a liability on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP of the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance) as at such date to

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
                                     - 14 -

(ii) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Lightyear" means, collectively, Lightyear Capital LLC and any entity Controlled by Lightyear Capital LLC.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Management Agreement" means the Management Agreement dated as of May 17, 2002 by and among the Parent, the Borrower, CFSL and Lightyear Capital LLC.

            "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects, of the Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

            "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more Related Parties of the Borrower in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Available Proceeds" means:

            (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Parent and its Subsidiaries directly or indirectly in connection with such Disposition; provided that

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
                                     - 15 -

      (i) Net Available Proceeds shall be net of the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Parent and its Subsidiaries in connection with such Disposition and
      (ii) Net Available Proceeds shall be net of any repayments by the Parent or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition (other than a Lien that is junior to the Liens in favor of the Administrative Agent pursuant to the Security Documents) and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;

            (b) in the case of any Equity Issuance, the aggregate amount of all cash received by the Parent and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith; and

            (c) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Parent and its Subsidiaries in respect of such Debt Incurrence net of reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith.

            "Net Income" means, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the aggregate of the net income (loss) for such period, provided that the net income
(loss) of any Subsidiary of the Parent (other than the Borrower) that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Parent (other than restrictions solely existing pursuant to this Agreement) shall be excluded from "Net Income" to the extent of such restrictions.

            "Non-FFELP Loans" means student loans made other than pursuant to the Federal Family Education Loan Program under the Higher Education Act and marketed to the respective borrowers, or managed, by the Borrower or any of its Subsidiaries.

            "Obligor" means the Borrower and each Guarantor.

            "Operating Agreement" means the Second Amended and Restated Operating Agreement of the Borrower entered into as of May 17, 2002 by CFSL, as the sole member of the Borrower.

            "Origination Agreements" means, collectively, (a) the Real World Consolidation Loan Origination Responsibility Agreement dated as of April 1, 2003, by and between the Borrower and Mississippi Higher Education Assistance Corporation, (b) the Real World Consolidation Loan Origination Responsibility Agreement dated as of February 1, 2001, by and between the Borrower and The Brazos Higher Education Service Corporation, Inc. ("Brazos"), (c) the Heal Refinancing Origination Responsibility Agreement dated as of February 1, 2001, by and between the Borrower and Brazos, (d) the Consolidation Loan Origination Responsibility

                                Credit Agreement

Agreement dated as of December 3, 2002, by and between the Borrower and Brazos,
(e) the Consolidation Loan Origination Responsibility Agreement dated as of November 15, 1999, by and between the Borrower and The Student Loan Corporation,
(f) the Consolidation Loan Origination Responsibility Agreement dated as of November 1, 2000, by and between the Borrower and ClassNotes Inc., (g) the Private Consolidation Loan Origination Responsibility Agreement dated as of June 12, 2001, by and between the Borrower and First Union National Bank of Delaware and (h) the Second Amended and Restated Loan Servicing Agreement between Mississippi Higher Education Assistance Corporation, CFS-SunTech Servicing LLC and Collegiate Funding Services, L.L.C. entered into as of April 14, 2003 with an effective date as of April 15, 2003.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

            "Parent" means CFSL Holdings Corp., a Delaware corporation.

            "Parent Guarantor" means the Parent and CFSL.

            "Participant" has the meaning set forth in Section 10.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                                Credit Agreement

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or from Moody's Investors Services, Inc;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

            (e) "Eligible Investments" (as defined in any Securitization Document, the Indenture or the Warehouse Agreement).

            "Permitted Securitization" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower, as applicable, pursuant to which a Securitization Subsidiary may sell, convey or otherwise transfer to another Securitization Subsidiary, or may grant a security interest in, any Securitization Program Asset (whether existing on the date hereof or arising thereafter); provided that:

                                Credit Agreement

            (a) no portion of the Indebtedness or other obligations (contingent or otherwise) of any Securitization Subsidiary (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary) in any way, other than pursuant to representations, warranties, covenants and indemnities that, in the good faith judgment of the board of managers of the Borrower or the board of directors of such Subsidiary, as applicable, are reasonably customary in student loan receivables transactions, or (iii) subject any property of the Borrower or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions;

            (b) neither the Borrower nor any of its Subsidiaries (other than the applicable Securitization Subsidiary) has any material contract, arrangement or understanding with a Securitization Subsidiary other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower;

            (c) neither the Borrower nor any of its Subsidiaries (other than the applicable Securitization Subsidiary) has any obligation to maintain or preserve the financial condition of a Securitization Subsidiary or cause such entity to achieve certain levels of operating results;

            (d) the creditworthiness of the student loans under such securitization transaction is substantially similar to the Eligible Loans (as defined in the Indenture);

            (e) the Borrower has delivered to the Administrative Agent such customary opinions of counsel covering matters incidental or related to any such securitization transaction as the Administrative Agent may reasonably request; and

            (f) no Default shall have occurred and be continuing or would result from such securitization transaction.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                                Credit Agreement

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Qualified Parent Guarantor Obligations" means, collectively, obligations of the following categories incurred from time to time by either Parent Guarantor on behalf of the Borrower and its Subsidiaries: (i) directors' fees, and fees, costs and expenses in respect of professional and related services which may be rendered to the Borrower and its Subsidiaries from time to time, including the fees and expenses of accountants, lawyers, investment bankers and other consultants retained in connection with matters affecting the Borrower and its Subsidiaries collectively, (ii) premiums, fees and expenses in connection with insurance policies and employee benefit programs (including workmen's compensation) maintained on behalf of the Borrower or any of its Subsidiaries, (iii) fees, costs and expenses incurred in connection with acquisitions and financings, including banking and underwriting fees (including underwriters discounts) and (iv) fees, costs and expenses in connection with the purchase by the Borrower and its Subsidiaries of data communications services.

            "Qualified Public Offering" means the offering, issuance and sale by the Parent of at least 20% (by number of shares) of the voting stock of the Parent in one or more bona fide public offerings pursuant to a registration statement or registration statements filed with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended.

            "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the Effective Date.

            "Register" has the meaning set forth in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                                Credit Agreement

            "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution by such Person (in cash, property or obligations) on, or dividend or other distribution (in cash, property or obligations) with respect to, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any capital stock or other ownership interest in such Person, or of any warrants, options or other rights to acquire any such capital stock or other ownership interest, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of such Person or any of its Subsidiaries, but excluding dividends payable solely in shares of common stock (other than Disqualified Stock) of such Person and (ii) payments made to Persons pursuant to the Management Agreement.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Loans at such time.

            "Securitization Documents" means (a) any agreement or agreements evidencing a Permitted Securitization, in each case, as amended, modified, supplemented or restated and in effect from time to time and entered into by the Borrower or any of its Subsidiaries, and (b) each other instrument, agreement and other document entered into by the Borrower or such Subsidiary relating to the transactions contemplated by the agreements referred in clause (a) above.

            "Securitization Program Assets" means (a) all student loans which are transferred by the Borrower or any of its Subsidiaries pursuant to any Securitization Document, (b) all Securitization Related Assets and (c) all collections (including recoveries) and other proceeds of the assets described in clauses (a) and (b) above.

            "Securitization Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount plus interest thereon and expense reimbursement related thereto in respect of the Securitization Program Assets pursuant to any Permitted Securitization payable by any Securitization Subsidiary, and (b) related obligations of the Borrower or any of its Subsidiaries, including any obligation in respect of breach of warranty claims and indemnity provisions related to any of the foregoing.

            "Securitization Related Assets" means (a) any rights arising under any Securitization Document (including rights in respect of Liens securing, or any other credit support in respect of, the obligations under such Securitization Document of holders of Securitization Program Obligations), (b) any proceeds thereof and any segregated lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with the Permitted Securitization evidenced by any such Securitization Document for the benefit of holders of Securitization Program Obligations, (d) any warranty, indemnity, dilution and other intercompany claim arising out of any such Securitization Document for the benefit of holders of Securitization Program


                                Credit Agreement

Obligations and (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving student loans.

            "Securitization Subsidiary" means any special purpose wholly owned Subsidiary of the Borrower created in connection with the transactions contemplated by a Permitted Securitization, which Subsidiary engages in no activities other than those incidental to such Permitted Securitization and is designated as a "securitization subsidiary" by the board of managers of the Borrower. No such designation by the board of managers of the Borrower shall be effective unless (i) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect thereto the Borrower shall be in pro forma compliance with the requirements of Section 7.09 (such pro forma compliance to be determined under the assumption that such designation (and any transactions in which such Subsidiary will engage) had occurred at the beginning of the four-quarter period (or such other period used in the calculation of the requirements of Section 7.09) ending on or most recently ended prior to the date of such designation) and (iii) the Administrative Agent shall have received copies of resolutions of the board of managers of the Borrower giving effect to such designation and a certificate of a Financial Officer of the Borrower certifying, to the best of such Financial Officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which such Subsidiary will engage, comply with the requirements of this definition and the definition of "Permitted Securitization".

            "Security Agreement" means a Security Agreement substantially in the form of Exhibit B between the Borrower, each of the Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "Security Documents" means, collectively, the Security Agreement, the Guarantee Assumption Agreements and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement.

            "Seller Notes" means the 10% Subordinated Notes due 2007 of CFSL issued to NOBS Capital Ventures, L.L.C., pursuant to the Purchase Agreement, dated as of April 15, 2002, by and among CFSL, the Borrower, The Frazier Group, Inc., NOBS Capital Ventures, L.L.C., Danny Darby and the additional sellers named therein, in aggregate principal amount not to exceed $15,000,000.

            "Senior Secured Notes" means the 11.0% Senior Secured Notes due March 21, 2007 issued under the Amended and Restated Securities Purchase Agreement dated as of May 17, 2002 by and among the Borrower, CFSL, the Parent, certain other guarantors referred to therein, the purchasers listed on the signature pages thereto and TCW/Crescent Mezzanine Management III, L.L.C., as collateral agent.

                                Credit Agreement

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

            "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.10(a).

                                Credit Agreement

            "Synthetic Lease Obligations" of any Person means, as at any date, the monetary obligations of such Person under (a) a so-called synthetic or tax-retention lease, or (b) an agreement for the use or possession or property creating obligations that do not appear on the balance sheet of such Person but which, for United States Federal income tax purposes, is characterized as the indebtedness of such Person (without regard to accounting treatment).

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Credit Documents to which such Obligor is intended to be a party, the borrowing of Loans and the use of the proceeds thereof.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Alternate Base Rate.

            "Warehouse Agreement" means the Indenture dated July 23, 2003 among Collegiate Funding Services Resources I, LLC; CRC Funding, LLC, as Conduit Lender; Citicorp North America, Inc., as Agent; U.S. Bank National Association, as Eligible Lender Trustee; Collegiate Funding Portfolio Administration, L.L.C., as Administrator; and Collegiate Funding Master Servicing, L.L.C., as Master Servicer.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same

                                Credit Agreement
meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect as of the date hereof; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in
Article VII, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

            SECTION 2.02. Loans and Borrowings.

            (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or

                                Credit Agreement
foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time.

            (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would: (i) end after the Commitment Termination Date; or (ii) commence before and end after any Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods that end after such Commitment Reduction Date shall be equal to or less than the aggregate amount of the Commitments on such Commitment Reduction Date.

            SECTION 2.03. Requests for Borrowings.

            (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

            (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                                Credit Agreement

            (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

            (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

            SECTION 2.04. Funding of Borrowings.

            (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

            (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                                Credit Agreement

            SECTION 2.05. Interest Elections.

            (a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

            (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                                Credit Agreement

            (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

            SECTION 2.06. Termination and Reduction of the Commitments.

            (a) Scheduled Termination and Reduction. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. In addition, the aggregate amount of the Commitments shall be automatically reduced on each Commitment Reduction Date set forth in column (A) below to the amount (subject to reduction pursuant to paragraph (d) of this Section) set forth in column (B) below opposite such Commitment Reduction Date:

     (A)                                           (B)
  Commitment                                   Commitments
Reduction Date                               Reduced to the
 Falling on or                                  Following
  Nearest to:                                 Amounts ($):
  -----------                                 ------------
  12/31/03                                   $   41,250,000

  03/31/04                                   $   37,500,000
  06/30/04                                   $   33,750,000
  09/30/04                                   $   30,000,000
  12/31/04                                   $   26,250,000

  03/31/05                                   $   22,500,000
  06/30/05                                   $   18,750,000
  09/30/05                                   $   15,000,000
  12/31/05                                   $   11,250,000

  03/31/06                                   $    7,500,000
  06/30/06                                   $    3,750,000
  Commitment Termination Date                $            0

                                Credit Agreement

            (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section, other than any reduction made in connection with a Restricted Payment described in Section 7.06(a), shall be in an amount that is $2,000,000 or a larger multiple of $500,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.

            (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (d) Voluntary Commitment Reductions Carry Forward. Each reduction in the aggregate amount of the Commitments pursuant to paragraph (b) of this Section, other than any reduction made in connection with a Restricted Payment described in Section 7.06(a), or Section 2.08(b) on any date shall result in an automatic and simultaneous reduction (but not below zero) in the aggregate amount of the Commitments for each Commitment Reduction Date (as reflected in column (B) at the end of paragraph (a) of this Section) after such date in an amount equal to the amount of such reduction.

            (e) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            SECTION 2.07. Repayment of Loans; Evidence of Debt.

            (a) Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Commitment Termination Date. In addition, if following any Commitment Reduction Date the total Revolving Credit Exposures shall exceed the Commitments, the Borrower shall prepay Loans in an aggregate amount equal to such excess.

            (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of

                                Credit Agreement
such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

            (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

            (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.08. Prepayment of Loans.

            (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                                Credit Agreement

            (b) Mandatory Prepayments. The Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

            (i) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph.

            (ii) Excess Cash Balance. Not later than the date 10 Business Days after the last day of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2004, and for each fiscal year thereafter, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the 100% of the Excess Cash Balance as at such last day. Such prepayment and/or reduction is to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph.

            (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section
      7.03 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions taking place within the calendar year ending on the date of the Current Disposition as to which a prepayment has not yet been made under this paragraph, shall exceed $250,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph, provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (iii) to the extent that

                  (A) the Borrower advises the Administrative Agent at the time of the relevant Disposition that it intends to reinvest such Net Available Proceeds in tangible real or personal property to be used by the Borrower and its Subsidiaries in their business,

                  (B) such Net Available Proceeds are held by the Borrower in a segregated investment or other account until so used to make such reinvestment as contemplated above, and

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                                     - 32 -

                  (C) such Net Available Proceeds are in fact so applied to such reinvestment within 180 days of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are held by the Borrower, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Dispositions occurred and, accordingly, any such Net Available Proceeds so held for more than 180 days shall be forthwith applied to the prepayment of Loans as provided above).

            (iv) Debt Incurrence. Upon any Debt Incurrence, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph.

            (v) Application. Prepayments and/or reductions of Commitments pursuant to clauses (i), (iii) and (iv) of this paragraph shall be applied to reduce the aggregate amount of the Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Commitments, the Borrower shall prepay Loans in an aggregate amount equal to such excess). Prepayment pursuant to clause
      (ii) of this paragraph shall be applied first to prepay outstanding Loans and, to the extent that the aggregate amount of such required prepayment shall be greater than the aggregate outstanding amount of Loans on the date of such prepayment, to the reduction of Commitments.

            (c) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

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
                                     - 33 -

            SECTION 2.09. Fees.

            (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.5% on the average daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.10. Interest.

            (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period for such Borrowing plus the Applicable Margin.

            (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal

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
                                     - 34 -

amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

            (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.12. Increased Costs.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

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
                                     - 35 -

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to

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
                                     - 36 -

Section 2.16(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Eurodollar Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.14. Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to

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
                                     - 37 -

the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document (except to the extent otherwise provided therein) shall be made in Dollars.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder,

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
                                     - 38 -

ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section
2.06 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

            (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

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
                                     - 39 -

Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.16. Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to
Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not

                                Credit Agreement
be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                    GUARANTEE

            SECTION 3.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that, if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that, in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

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
                                     - 41 -

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section
3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due

                                Credit Agreement
and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

            SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that, if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Credit Documents) of

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
                                     - 43 -

all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Each of the Borrower and the Parent Guarantors represents and warrants to the Lenders that:

            SECTION 4.01. Organization; Powers. Each of the Parent and its Subsidiaries (including the Borrower) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's limited liability company and other powers and have been duly authorized by all necessary limited liability company and other and, if required, by all necessary member or shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Credit Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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
                                     - 44 -

            SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or regulation or the Operating Agreement or the charter, by-laws or other organizational documents of the Parent or any of its Subsidiaries (including the Borrower) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries (including the Borrower) or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries (including the Borrower).

            SECTION 4.04. Financial Condition; No Material Adverse Change.

            (a) Financial Condition. The Parent and the Borrower have heretofore furnished to the Lenders the following financial statements:

            (i) the consolidated balance sheet and statements of income, members' equity and cash flows of the Parent and its Subsidiaries (A) as of and for the fiscal years ended December 31, 2001 and 2002, reported on by Ernst & Young LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2003, certified by the chief financial officer of the Parent; and

            (ii) the consolidated balance sheet and statements of income, members' equity and cash flows of the Borrower and its Subsidiaries (A) as of and for the fiscal years ended December 31, 2001 and 2002, reported on by Ernst & Young LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2003, certified by the chief financial officer of the Borrower.

Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and the Borrower and their respective Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (i)(B) and (ii)(B) of the first sentence of this paragraph. As of the date hereof, except as reflected in such financial statements, there are no material contingent liabilities, material liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated material losses from any unfavorable commitments of the Borrower or any of its Subsidiaries.

            (b) No Material Adverse Change. Since December 31, 2002, there has been no event, development or circumstance that has had a material adverse effect on the business, assets,

                                Credit Agreement
property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries (including the Borrower), taken as a whole.

            SECTION 4.05. Properties.

            (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.06. Litigation and Certain Other Matters.

            (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

            (b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            (c) Absence of Default. No Default or Event of Default has occurred and is continuing.

            SECTION 4.07. Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any

                                Credit Agreement
applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Borrower's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

            All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

            SECTION 4.08. Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries (including the Borrower) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.09. Investment and Holding Company Status. Neither the Parent nor any of its Subsidiaries (including the Borrower) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.10. Taxes. Each of the Parent and its Subsidiaries (including the Borrower) has timely filed or caused to be filed all Tax returns, information statements and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse

                                Credit Agreement

Effect. Neither Parent Guarantor nor any of their Subsidiaries maintains any defined-benefit Plans.

            SECTION 4.12. Disclosure. The Borrower and the Parent have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Parent represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 4.13. Use of Credit. Neither the Parent nor any of its Subsidiaries (including the Borrower) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

            SECTION 4.14. Material Agreements and Liens.

            (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent or any of its Subsidiaries (including the Borrower) outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II, and a true and complete copy of each such credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter or credit or other arrangement has heretofore been furnished to the Lenders.

            (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

                                Credit Agreement

            SECTION 4.15. Subsidiaries and Investments.

            (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Parent as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) a notation identifying whether or not such Subsidiary is a Securitization Subsidiary. Except as disclosed in Part A of Schedule VI, (x) each of the Parent and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses
(b), (c), (d), (e), (f), (g) and (h) of Section 7.05) held by the Parent or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Parent is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.08.

            SECTION 4.16. Real Property. Set forth on Schedule VII is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

            SECTION 4.17. Labor Matters. Neither the Parent nor any of its Subsidiaries, nor any Person for whom the Parent or any of its Subsidiaries is or may be responsible by law or contract, is a party to any collective bargaining agreement. In addition, with respect to the Parent and its Subsidiaries, and any Person for whom the Parent or any of its Subsidiaries is or may be responsible by law or contract, there is (a) no unfair labor practice charge or complaint pending or, to the knowledge of the Parent and the Borrower, threatened before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance, arbitration or similar proceeding arising out of or under any collective bargaining agreement or other grievance procedure is so pending or, to the knowledge of

                                Credit Agreement
the Parent and the Borrower, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Parent and the Borrower, threatened, (c) no union representation claim or question existing (within the meaning of the National Labor Relations Act of 1935, as amended), and (d) no union organizing activity taking place except for such changes, claims, strikes, labor disputes, slowdowns, stoppages, questions and activities that, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.18. Security Documents. The Security Documents to which each Obligor is a party create valid and perfected first priority security interests in the collateral securing the payment of the obligations owing to the Administrative Agent and the Lenders under this Agreement and the other Credit Documents, subject to no equal or prior Lien, except as expressly permitted under this Agreement and the other Credit Documents.

            SECTION 4.19. Solvency. The Parent (both individually and collectively with its Subsidiaries) is Solvent.

            SECTION 4.20. Delivery of Certain Documents. The Borrower has heretofore delivered to the Administrative Agent and each Lender complete and correct copies of the Ancillary Agreements and the Operating Agreement (including all schedules and exhibits relating thereto), in each case as in effect on the date hereof.

            SECTION 4.21. Securitization Assets. The Borrower has heretofore delivered to each Lender a report setting out, with respect to each Securitization Subsidiary:

            (i) a detailed description (by class, principal amount, interest rate, maturity and amortization schedule, if applicable) of each series of Indebtedness issued by such Securitization Subsidiary with respect to each Permitted Securitization undertaken by it;

            (ii) with respect to the student loan portfolio as of September 30, 2003 of such Securitization Subsidiary, the information set forth in pages S-20 through S-25 inclusive of the Prospectus Supplement dated February 13, 2003 for the $838,775,000 Student Loan Asset-Backed Notes, Series 2003-A Issued by Collegiate Funding Services Educational Loan Trust 2003-A, and

            (iii) complete and correct copies of each indenture, servicing agreement or other material agreement constituting Securitization Documents for each Permitted Securitization undertaken by such Securitization Subsidiary.

                                Credit Agreement

                                    ARTICLE V

                                   CONDITIONS

            SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

            (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinions of Counsels to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) the General Counsel of the Borrower, substantially in the form of Exhibit D-1, (ii) Simpson, Thatcher & Bartlett, LLC, New York counsel for the Obligors, substantially in the form of Exhibit D-2 and (iii) LeClair Ryan, a Professional Corporation, Virginia counsel for the Obligors, substantially in the form of Exhibit D-3, and in each case covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsels to deliver such opinions to the Lenders and the Administrative Agent).

            (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB, substantially in the form of Exhibit E (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

            (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (e) Officer's Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

            (f) Security Agreement. The Security Agreement, duly executed and delivered by the Obligors and the Administrative Agent and the certificates identified under the name of such Obligor in Annex 3 thereto, in each case accompanied by undated stock

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
                                     - 51 -

      powers executed in blank. In addition, each Obligor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

            (g) Repayment of Senior Secured Notes. Evidence that the aggregate outstanding principal of and interest on, and all other amounts owing in respect of, the Senior Secured Notes shall have been (or shall be simultaneously) paid in full and all Liens securing the Senior Secured Notes shall have been released (or arrangements for such release satisfactory to the Administrative Agent have been made).

            (h) New Equity Proceeds. The Borrower shall have received aggregate net cash proceeds (all of which shall have been contributed by the Parent or CFSL to the Borrower as additional equity capital) of at least $20,000,000 in respect of the issuance of equity of the Parent or CFSL pursuant to arrangements and documentation in form and substance satisfactory to the Required Lenders (and in any event consistent with the requirements of Section 7.06).

            (i) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

            The obligation of each Lender to make its initial Loan hereunder is also subject to the payment or delivery by the Borrower and the Parent of such fees and other consideration as the Borrower and the Parent shall have agreed to pay or deliver to any Lender or an affiliate thereof or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

            The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on October 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan is additionally subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower and the Parent set forth in this Agreement, and of each Obligor in each of the other Credit Documents to which it is a party, shall be true and correct on and as of the date of such Loan; and

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
                                     - 52 -

            (b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and the Parent Guarantors covenants and agrees with the Lenders that:

            SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Borrower and the Parent, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Parent and its Subsidiaries) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (and of the Parent and its Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and the Parent, the consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Parent and its Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower (or of the Parent, as the case may be) as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (and of the Parent and its Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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
                                     - 53 -

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower and a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken by the Borrower (or the Parent, as the case may be) with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.05, 7.06, and 7.09 and
      (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
      Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) As soon as available, and in any event within 45 days after the end of each fiscal quarter of the Borrower, a report with respect to the student loan portfolio of the Borrower and its Subsidiaries, which report shall include an identification of each type of student loan outstanding, the performance of each such student loan, the default rates applicable thereto and the respective entity owning such student loan;

            (f) promptly upon receipt thereof, and in any event on at least an annual basis, the audited financial statements, the SAS 70 report provided to the Borrower or any of its Subsidiaries by the servicers (whether or not a Subsidiary of the Borrower) of the student loans of the Borrower or any of its Subsidiaries, and such other information and reports as the Lenders, through the Administrative Agent, may request from time to time to determine compliance with Section 7.09(f);

            (g) within 45 days after the last day of each fiscal quarter of the Borrower, notice of all Department of Education audits of, or any other actions of a material nature by, the Department of Education with respect to the Borrower, any of its Subsidiaries and any Affiliate of the Borrower or any of its Subsidiaries and, to the extent that the Borrower has knowledge thereof, of any servicer or student loan guarantor applicable to any student loans owned by the Borrower or any of its Subsidiaries and, in each case, notice of the results thereof (including the rate of reimbursement by the Department of Education for such student loan guarantors to the extent that such rate is below the maximum permitted under the Higher Education Act) in each case except to the extent such audits or other actions could not reasonably be expected to result in a Material Adverse Effect;

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
                                     - 54 -

            (h) as soon as available and in any event within 45 days after the beginning of each fiscal year of the Borrower, (i) projections (setting forth an itemization of the principal assumptions relating thereto) for each fiscal year of the Borrower through the Commitment Termination Date (broken out on a quarter-by-quarter basis for the current fiscal year) of the anticipated consolidated statement of earnings and cash flows of the Borrower and its Subsidiaries, and the related consolidated balance sheets, together with a certificate of a Financial Officer to the effect that such projections have been prepared in good faith based upon methods and data that the Borrower believes to be fair, accurate and reasonable in the circumstances and (ii) promptly after any event or circumstance becomes known to the Borrower that could reasonably be expected to result in a material change in such projections (either positive or negative), notice of such change; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Credit Documents, as the Administrative Agent or any Lender may reasonably request.

            SECTION 6.02. Notices of Material Events. The Borrower (for itself and on behalf of the Parent) will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any of its Affiliates (including the Borrower) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000;

            (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

            (e) the occurrence of any change in applicable Federal, State or local law or regulation (including any prospective change that has been enacted or promulgated but with a deferred effective date that has not yet occurred) that could reasonably be expected to result in a Material Adverse Effect, specifying the details thereof and any action taken

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
                                     - 55 -

      or proposed to be taken by the Borrower (or the Parent, as the case may be) with respect thereto; and

            (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower or the Parent, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by the Borrower or the Parent, as the case may be, with respect thereto.

            SECTION 6.03. Existence; Conduct of Business. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

            SECTION 6.04. Payment of Obligations. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.05. Maintenance of Properties. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            SECTION 6.06. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, or may self-insure, and with respect to property and risks of a character usually maintained by Persons engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that the Borrower will in any event maintain (with respect to itself and each of its Subsidiaries) (i) casualty insurance and (ii) reinsurance of Non-FFELP Loans with The Education Resources Institute (TERI) or other similar insurers, in each case in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

            SECTION 6.07. Books and Records; Inspection Rights. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all dealings

                                Credit Agreement
and transactions in relation to its business and activities. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 6.08. Compliance with Laws. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, comply with all laws, rules, regulations (including Environmental Laws) and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.09. Compliance with Contractual Obligations. The Parent will, and will cause each of its Subsidiaries (including the Borrower) to, comply with all of its contractual obligations, hereunder and otherwise, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.10. Certain Obligations Respecting Subsidiaries; Further Assurances.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower, other than Foreign Subsidiaries and Securitization Subsidiaries, are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary (other than a Foreign Subsidiary or a Securitization Subsidiary) hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to

            (i) become a "Subsidiary Guarantor" hereunder, and an "Obligor" under the Security Agreement pursuant to a Guarantee Assumption Agreement,

            (ii) cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and

            (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

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
                                     - 57 -

            (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries (other than any Securitization Subsidiary) is a wholly owned Subsidiary of the Borrower. In the event that any additional shares of stock or other ownership interests shall be issued by any Subsidiary to any Obligor, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock or other ownership interest, accompanied by undated stock or other powers executed in blank and to take such other action as the Administrative Agent shall reasonably request to perfect the security interest created therein pursuant to the Security Agreement, provided that in no event shall any Securitization Subsidiary be required to pledge any of the foregoing owned by it.

            (c) Further Assurances. The Parent will, and will cause each of its Subsidiaries to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), perfected security interests and Liens in substantially all of the property of such Obligor as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

            If any Obligor shall acquire any real property interest, including improvements, after the Effective Date having a fair market value of $250,000 or more (or shall make improvements upon any existing real property interest resulting in the fair market value of such interest together with such improvements being equal to $250,000 or more), then (subject, in the case of any such interest that is a leasehold interest, to the delivery of any required landlord or other consent) it will (or, as applicable, will cause the respective Subsidiary holding such real property interest to) execute and deliver in favor of the Administrative Agent a mortgage, deed of trust or deed to secure debt (as appropriate for the jurisdiction in which such respective real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Guarantee Assumption Agreement to which such Obligor is a party, and will deliver (or, or in case of landlords' or other consents, will use its best efforts to cause the Persons to deliver) such opinions of counsel, landlords' and other consents, and title insurance policies as the Administrative Agent shall reasonably request in connection therewith.

            SECTION 6.11. Use of Proceeds. The proceeds of the Loans shall be used only (a) to repay outstanding principal of and interest on, and other amounts owing in respect of, the Senior Secured Notes and (b) for the general operating purposes of the Borrower and its

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
                                     - 58 -

Subsidiaries, provided that (i) no more than $40,000,000 of the proceeds of the Loans shall be applied to the repayment of the Senior Secured Notes and (ii) in no event shall any portion of the proceeds of the Loans be used directly or indirectly to finance the purchase of student loan receivables, it being understood that this Section shall not limit the Borrower's ability to purchase either completed applications for FFELP Loans or recently disbursed FFELP Loans, in each case in the ordinary course of business.

            SECTION 6.12. Compliance Certificate. The Parent will, and will cause the Borrower to, within 30 days after the date hereof, agree with the Administrative Agent and the Lenders on a reasonable form of certificate of Financial Officer of the Parent and a reasonable form of certificate of Financial Officer of the Borrower to be delivered pursuant to the provisions of
Section 6.01(c).

            SECTION 6.13. Landlord Lien Waivers. The Parent will, and will cause its Subsidiaries to, within 30 days after the date hereof, use its commercially reasonable efforts to obtain from each landlord listed on Schedule VII hereto such landlord's agreement to (i) permit the Administrative Agent, after the occurrence and during the continuance of an Event of Default, to enter such landlord's premises listed on such Schedule for the purpose of removing Collateral (as defined in the Security Agreement) located therein and (ii) waive or release any Lien such landlord may hold with respect to any such Collateral, in each case subject to the terms of the Security Agreement.

            SECTION 6.14. Assumption Agreement. The Parent will, within 30 days after the date hereof, cause the Borrower, Collegiate Funding Services Resources I, LLC and Collegiate Funding of Delaware, L.L.C. to enter with the Administrative Agent into an assumption agreement, in a form to be agreed upon, pursuant to which, among other things, the Administrative Agent and the Lenders are substituted for TCW/Crescent Mezzanine Management III, L.L.C. and the "Noteholders", respectively, under the Intercreditor Agreement and the Account Control Agreement.

            SECTION 6.15. Additional Equity Proceeds. The Parent or CFSL will, within 35 days after the date hereof, contribute to the Borrower as additional equity capital aggregate net cash proceeds in an amount which, when aggregated to the amount heretofore contributed pursuant to Section 5.01(h), is least $25,000,000 in respect of the issuance of equity of the Parent or CFSL pursuant to arrangements and documentation in form and substance satisfactory to the Required Lenders (and in any event consistent with the requirements of Section 7.06).

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
                                     - 59 -

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Borrower and the Parent covenants and agrees with the Lenders that:

            SECTION 7.01. Indebtedness. The Parent will not, nor will it permit any of its Subsidiaries (including the Borrower) to, create, incur, assume or permit to exist any Indebtedness, or issue any Disqualified Stock, except:

            (a) Indebtedness created hereunder;

            (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule II, or, to the extent not meeting the minimum thresholds for required listing on Schedule II pursuant to Section 4.14, in an aggregate amount not exceeding $1,000,000 (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II) and (other than as expressly indicated on Schedule II) extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (c) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

            (d) Guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor; and

            (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $3,000,000 at any time outstanding.

            SECTION 7.02. Liens. The Parent will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or

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
                                     - 60 -

hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created pursuant to the Security Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property of the Parent or any of its Subsidiaries (including the Borrower) existing on the date hereof and set forth in Part B of Schedule II, or, to the extent not meeting the minimum thresholds for required listing on Schedule II pursuant to Section 4.14, in an aggregate amount not exceeding $1,000,000 (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on
      Schedule II); provided that (i) no such Lien shall extend to any other property of the Parent or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) any Lien existing on any property prior to the acquisition thereof by the Borrower or any Subsidiary;

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 7.01(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

            (f) Liens on Securitization Program Assets securing Securitization Program Obligations; and

            (g) Liens not otherwise permitted under this Section 7.02 so long as neither (i) the aggregate outstanding principal amount of the Indebtedness secured thereby nor (ii) the aggregate fair market value of the assets subject thereto (determined as of the date of the incurrence of such Lien), exceeds $1,000,000 at any one time.

            SECTION 7.03. Fundamental Changes. The Parent will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Parent will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and

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
                                     - 61 -

other property to be sold or used in the ordinary course of business and Investments permitted under Section 7.05(i). The Parent will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $250,000, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) any other assets having a fair market value not exceeding $1,000,000 in the aggregate for any fiscal year of the Borrower).

            Notwithstanding the foregoing provisions of this Section:

            (a) any Subsidiary of the Borrower (other than a Securitization Subsidiary) may be merged or consolidated with or into any other such Subsidiary, and any Securitization Subsidiary may be merged or consolidated with or into any other Securitization Subsidiary; provided that, if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation;

            (b) any Subsidiary of the Borrower (other than a Securitization Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower, and any Securitization Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any other Securitization Subsidiary;

            (c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower; and

            (d) the Borrower or any of its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of Securitization Program Assets in connection with any Permitted Securitization.

            SECTION 7.04. Lines of Business. The Parent will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the business of (a) marketing, origination, servicing, consolidation, purchase and sale of (i) student loans made pursuant to the Higher Education Act to a borrower to finance his or her education that is guaranteed by a Guarantee Agency as defined in the Higher Education Act; (ii) non-FFELP student loans that are at least 98% guaranteed by Persons other than the Federal Government of the United States of America or any agencies thereof; and (iii) any entrance and exit counseling activities or business.

                                Credit Agreement

            SECTION 7.05. Investments. The Parent will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in Part B of Schedule VI;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) Investments by the Parent in the Borrower;

            (e) Investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries, provided that the aggregate amount of such Investments by the Borrower and its Domestic Subsidiaries in Foreign Subsidiaries shall not exceed $1,000,000 in the aggregate at any one time;

            (f) Hedging Agreements entered into (i) in the ordinary course of the Borrower's financial planning and not for speculative purposes or (ii) by any Securitization Subsidiary in connection with any Permitted Securitization so long as such Hedging Agreement is approved by the ratings agency that assigns a rating to such Permitted Securitization and none of the Parent or any of its other Subsidiaries (other than a Securitization Subsidiary) is obligated in respect thereof;

            (g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

            (h) Investments made in connection with a Permitted Securitization; and

            (i) additional Investments by the Borrower and its Subsidiaries up to but not exceeding $5,000,000 in the aggregate at any one time.

For purposes of clauses (e) and (i) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                                Credit Agreement

            SECTION 7.06. Restricted Payments. Neither the Parent nor the Borrower will, nor will either of them permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may make Restricted Payments to the Parent (and the Parent may make Restricted Payments to its shareholders), provided that

            (a) such Restricted Payment from the Borrower to the Parent Guarantors (and from the Parent Guarantors to their respective shareholders) is made in connection with a redemption of the preferred stock of the Parent Guarantors issued on the Effective Date (as contemplated in Section 5.01(h)) or thereafter pursuant to Section 6.15, and provided, further, that in no event shall any such redemption be permitted unless (i) such redemption occurs on or after October 1, 2004,
      (ii) the average aggregate outstanding amount of the Loans for the 30 days prior to such redemption does not exceed $25,000,000, (iii) at the time of such redemption and after giving effect thereto, no Default has occurred and is continuing, (iv) the aggregate amount of such preferred equity to be redeemed does not exceed $10,000,000, and (v) if the Commitments exceed $25,000,000 immediately prior to such redemption, the Borrower shall have reduced the Commitments to an amount not to exceed $25,000,000 pursuant to
      Section 2.06(b);

            (b) the Borrower may make payments to the Parent Guarantors to enable the Parent Guarantors to satisfy Qualified Parent Guarantor Obligations;

            (c) the Borrower may make payments to Persons pursuant to the Management Agreement (as in effect on the date hereof and without giving effect to any modifications thereto after the date hereof), provided that no such payment may be made by the Borrower after the occurrence and during the continuance of any Default or Event of Default; and

            (d) the Borrower may make Restricted Payments in respect of one or more employee compensation plans (including "phantom stock" payments referred to in the definition of the term "Restricted Payments" in Section 1.01) maintained for employees of the Borrower and its Subsidiaries so long as the aggregate amount of such Restricted Payments made in any single fiscal year shall not exceed $75,000 and the aggregate amount of such Restricted Payments made during the term of this Agreement shall not exceed $225,000.

            Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

            SECTION 7.07. Transactions with Affiliates. The Parent will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) transactions in the ordinary course of business at prices and on

                                Credit Agreement
terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 7.06.

            SECTION 7.08. Restrictive Agreements. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent or any other Subsidiary; provided that:

            (i) the foregoing shall not apply to (w) restrictions and conditions imposed by law or by this Agreement, (x) restrictions and conditions existing on the date hereof identified on Schedule III (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (y) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (z) restrictions and conditions agreed to by any Securitization Subsidiary that are applicable to such Securitization Subsidiary and its assets; and

            (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 7.09. Certain Financial Covenants.

            (a) Leverage Ratio. The Parent will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

               Period:                                                          Ratio:
-------------------------------------                                         ---------
From the Effective Date
 through December 31, 2003                                                    2.50 to 1

From January 1, 2004
 through March 31, 2004                                                       2.75 to 1

From April 1, 2004
 through June 30, 2004                                                        2.00 to 1

                                Credit Agreement

From July 1, 2004
 through September 30, 2004                                                   2.25 to 1

From October 1, 2004 and at all times
  thereafter                                                                  2.00 to 1

            (b) Interest Coverage Ratio. The Parent will not permit the Interest Coverage Ratio to be less than the following respective ratios for any period of four quarters ending at any time during the following respective periods:

               Period:                                                          Ratio:
-------------------------------------                                         ---------
From the Effective Date
 through June 30, 2004                                                        3.50 to 1

From July 1, 2004
 through June 30, 2005                                                        4.50 to 1

From July 1, 2005
 and at all times thereafter                                                  5.50 to 1

            (c) Fixed Charges Ratio. The Parent will not permit the Fixed Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

               Period:                                                          Ratio:
-------------------------------------                                         ---------
From the Effective Date
 through December 31, 2003                                                    2.90 to 1

From January 1, 2004
 through March 31, 2004                                                       1.90 to 1

From April 1, 2004
 through June 30, 2004                                                        1.80 to 1

From July 1, 2004
 through September 30, 2004                                                   1.10 to 1

From October 1, 2004 and at all times
   thereafter                                                                 1.20 to 1

                                Credit Agreement
provided that, if the Department of Education, on or about May 15, 2004, officially amends the interest rate for FFELP Loans to a rate lower than 3.42% per annum, (i) the ratio during the period from April 1, 2004 through June 30, 2004 shall be 1.10 to 1, and (ii) the ratio during the period from July 1, 2004 through September 30, 2004 shall be 1.30 to 1.

            (d) Capital Expenditures. The Parent will not permit the aggregate amount of Capital Expenditures by the Obligors to exceed $5,000,000 in any fiscal year.

            (e) Non-FFELP Loans. The Parent will not permit the ratio of (a) the aggregate outstanding principal amount of Non-FFELP Loans managed by the Parent and its Subsidiaries to (b) the aggregate outstanding principal amount of all loans managed by the Parent and its Subsidiaries at any time to exceed 0.15 to 1.

            (f) Servicing Performance. The Borrower will, and will cause each of its Subsidiaries to, not permit the percentage of student loans that are no longer entitled to the U.S. Government guarantees under applicable Department of Education thresholds at any date to exceed 2% of the aggregate student loan portfolio held by the Borrower and its Subsidiaries (including all Securitization Subsidiaries).

            (g) Operating Leases. The Parent will not permit the aggregate Rental Payments of the Parent and its Subsidiaries to exceed $2,000,000 during any fiscal year of the Parent.

            SECTION 7.10. Modifications of Seller Notes. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of any the Seller Notes without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

            SECTION 7.11. Certain Prepayments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Seller Notes, except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the Seller Notes.

            SECTION 7.12. Sale and Leaseback. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or arrangement (or series of transactions or arrangements) relating to any property pursuant to which the Parent or any of its Subsidiaries sells, transfers or otherwise disposes of such property to any Person and the Borrower or any such Subsidiary leases (as lessee) such property or substantially similar property.

                                Credit Agreement

            SECTION 7.13. Passive Holding Company Status. The Parent will not own any property other than cash and membership interests in the Borrower, and will not engage in any business other than in respect of Qualified Parent Guarantor Obligations.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Borrower or the Parent (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02,
      6.03 (with respect to the Borrower's existence), 6.09 or 6.10 or in
      Article VII or any Obligor shall default in the performance of any of its obligations contained in Section 4.02 or 5.02 of the Security Agreement;

            (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Credit Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) any Affiliated Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                                Credit Agreement

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Affiliated Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) any Affiliated Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
      (vi) take any action for the purpose of effecting any of the foregoing;

            (j) any Affiliated Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Affiliated Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Affiliated Party to enforce any such judgment;

                                Credit Agreement

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) an Environmental Claim shall have been asserted against the Borrower or any of its Subsidiaries that, in the opinion of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

            (n) Any one or more of the following events shall occur and be continuing:

                  (i) the Parent Guarantors shall cease to collectively own 100%
            of the issued and outstanding membership interests of all classes of the Borrower;

                  (ii) prior to a Qualified Public Offering, Lightyear shall cease to own, collectively, on a fully-diluted basis (i.e., giving effect to the exercise of any warrants, options and conversion and other rights), capital stock representing at least 66% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the capital stock of all classes of the Parent and cease to hold at least 66% of the aggregate shares of voting capital stock of the Parent (representing at least 66% of the votes that may be cast in an election of directors of the Parent);

                  (iii) after a Qualified Public Offering, (A) Lightyear shall cease to own, collectively, on a fully-diluted basis (i.e., giving effect to the exercise of any warrants, options and conversion and other rights), capital stock representing at least 20% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the capital stock of all classes of the Parent and cease to hold at least 20% of the aggregate shares of voting capital stock of the Parent (representing at least 20% of the votes that may be cast in an election of directors of the Parent), or (B) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owns, directly or indirectly, more of the outstanding shares of voting capital stock of the Parent than Lightyear; or

                  (iv) during any period of 12 consecutive calendar months, a majority of the Board of Directors of the Parent shall no longer be composed of individuals (A) who were members of said Board on the first day of such period, (B) whose election or nomination to said Board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a

                                Credit Agreement
            majority of said Board or (C) whose election or nomination to said Board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of said Board;

            (o) the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Borrower) seeking the termination, dissolution or liquidation of the Borrower;

            (p) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

            (q) either (i) there shall occur any material change in applicable Federal, State or local law or regulation (including any prospective change that has been enacted or promulgated but with a deferred effective date that has not yet occurred) that, in the reasonable judgment of the Required Lenders, has had a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole or (ii) the implementation of the reauthorization of the Higher Education Act after the Effective Date reflects modifications that, in the reasonable judgment of the Required Lenders, would have, a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder,

                                Credit Agreement
shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

            The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof (including the Borrower) as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries (including the Borrower) that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the

                                Credit Agreement
validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            The Administrative Agent may resign at any time by notifying the Lenders, the Borrower and the Parent. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03

                                Credit Agreement
shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

            Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations (other than additional obligations hereunder) being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral or release all or substantially all of the guarantors under the Security Documents from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                                Credit Agreement

            (a) if to the Borrower or any Guarantor, to it at 100 Riverside Parkway, Suite 125, Fredericksburg, VA 22406, Attention of Kevin Landgraver (Telecopy No. (540) 374-2021; Telephone No. (540) 374-1600, ext. 5294);

            (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Eleanor Fiore, Loan and Agency Services Group (Telecopy No. (713) 750-2223; Telephone No.
      (713) 750-3523); and

            (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments.

            (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

            (i) increase the Commitment of any Lender, or extend the date or decrease the amount of any scheduled reduction thereof pursuant to Section 2.06, without the written consent of such Lender,

                                Credit Agreement

            (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

            (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

            (iv) change Section 2.15(c) or 2.15(d) without the consent of each Lender affected thereby,

            (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

            (vi) release all or substantially all of the Guarantors from their guarantee obligations under Article III without the written consent of each Lender;

provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) that any modification or supplement of Article III shall require the consent of each Guarantor affected thereby.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver.

            (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lenders and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                                Credit Agreement

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this paragraph (which are hereby acknowledged by the Borrower) to indemnify and hold harmless the Indemnitees with respect to any litigation or other proceeding brought by the Borrower against an Indemnitee shall not be applicable to the extent arising out of a claim by the Borrower that such Indemnitee has breached its obligations hereunder and the Borrower prevails in such litigation or other proceeding.

            (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are several.

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

                                Credit Agreement

Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) of this Section shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

            (e) Payments. All amounts due under this Section shall be payable not later than three days after written demand therefor.

            SECTION 10.04. Successors and Assigns.

            (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders.

            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VIII has occurred and is continuing, any other assignee; and

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

                                Credit Agreement

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of
      Article VIII has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of its Commitment or Loans;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

            (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms

                                Credit Agreement
hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Effectiveness of Assignment. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).

            (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and
2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to
Section 2.15(d) as though it were a Lender.

            (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

                                Credit Agreement

            (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                                Credit Agreement

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.09. Governing Law; Jurisdiction; Etc.

            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                Credit Agreement

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Treatment of Certain Information; Confidentiality.

            (a) Treatment of Certain Information. Each of the Borrower and the Parent acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, the Parent or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Borrower and the Parent hereby authorizes each Lender to share any information delivered to such Lender by the Borrower, the Parent and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by

                                Credit Agreement
any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

            For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    COLLEGIATE FUNDING SERVICES, L.L.C.

                                    CFSL ACQUISITION CORP.,
                                        as member

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                    CFSL HOLDINGS CORP.

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                    CFSL ACQUISITION CORP.

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                Credit Agreement

                              SUBSIDIARY GUARANTORS

                                    COLLEGEXIT.COM, L.L.C.

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                    CFS SERVICING, LLC

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                    CFS-SUNTECH SERVICING LLC

                                    By /s/ J. Barry Morrow
                                       ----------------------------
                                       Name: J. Barry Morrow
                                       Title:

                                Credit Agreement

                                     LENDERS

                                    JPMORGAN CHASE BANK,
                                        individually and as Administrative Agent

                                    By /s/ Christine Herrick
                                       ----------------------------
                                       Name: Christine Herrick
                                       Title: Vice President

                                    BANK OF AMERICA, N.A.

                                    By /s/ Jeff S. Hallmark
                                       ----------------------------
                                       Name: Jeff S. Hallmark
                                       Title: Vice President

                                Credit Agreement

                                                                [Execution copy]

================================================================================

                                 AMENDMENT NO. 1
                           dated as of April 21, 2004


                                       to


                                CREDIT AGREEMENT
                          dated as of October 30, 2003

                                     between

                      COLLEGIATE FUNDING SERVICES, L.L.C.,
                                   as Borrower

                        COLLEGIATE FUNDING SERVICES, INC.
                  (f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.)
                                       and
                             CFSL ACQUISITION CORP.,
                              as Parent Guarantors

                  THE SUBSIDIARY GUARANTORS REFERRED TO HEREIN,
                            as Subsidiary Guarantors

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

================================================================================

                                 AMENDMENT NO. 1

            AMENDMENT NO. 1 dated as of April 21, 2004 (this "Amendment No. 1") to the Credit Agreement referred to below, between COLLEGIATE FUNDING SERVICES, L.L.C. (the "Borrower"), COLLEGIATE FUNDING SERVICES, INC. (f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.) (the "Parent"), CFSL ACQUISITION CORP. ("CFSL"), the SUBSIDIARY GUARANTORS party hereto (the "Subsidiary Guarantors" and, together with the Parent and CFSL, the "Guarantors"), the LENDERS party hereto (the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent").

            The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of October 30, 2003 (as heretofore modified and supplemented and in effect on the date hereof immediately prior to the effectiveness of this Amendment No. 1, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $45,000,000 at any one time outstanding.

            The Borrower and the Guarantors have requested that the Lenders agree to certain amendments to the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

            Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

            Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

            2.01. General References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

            2.02. Certain Definitions. Section 1.01 of the Credit Agreement shall be amended by inserting the following new definitions (to the extent not already included in said Section 1.01) in the appropriate alphabetical locations, and by amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

            "Acquisition" means the acquisition by the Borrower or one or more of its Subsidiaries of 100% of the issued and outstanding shares of capital stock or all or substantially all of the assets of the Target by means of a purchase, merger, consolidation or a combination of the foregoing.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such


                                 Amendment No. 1

      Lender pursuant to Section 10.04. The amount of each Lender's Commitment is set forth on Schedule I to Amendment No. 1 hereto, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

            "Commitment Reduction Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2003, through and including the Commitment Termination Date, provided that, in the case of the Quarterly Date falling on or nearest June 30, 2004, the Commitment Reduction Date shall be the last Business Day of July 2004.

            "Consolidating Financial Statements" means the consolidating balance sheet and related statements of operations of (i) the Borrower, (ii) CFS-Suntech Servicing LLC, (iii) the Securitization Subsidiaries, taken as a whole, (iv) after consummation of the Acquisition, eGrad Inc. and (v) the remaining Subsidiaries of the Borrower, taken as a whole.

            "Fixed Charges Ratio" means, (a) as at any date prior to and including September 30, 2004, the ratio of (i) EBITDA for the period beginning October 1, 2003 and ending on the last day of the fiscal quarter ending on or most recently ended prior to such date, to (ii) the sum of
      (w) Debt Service for such period plus (x) Lease Rentals for such period plus (y) cash income taxes payable by the Parent and its Subsidiaries in respect of such period plus (z) payments made to Persons pursuant to the Management Agreement, the Consulting Agreement and the Broker Agreement during such period, provided that, for purposes of the calculation of the Fixed Charges Ratio as at any date from and including August 1, 2004 to but excluding September 30, 2004, EBITDA and the sum referred to in clause
      (ii) above shall be calculated for the period of ten months ending on July 31, 2004 and (b) for any date on or after October 1, 2004, the ratio of
      (i) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (ii) the sum of (w) Debt Service for such period plus (x) Lease Rentals for such period plus (y) cash income taxes payable by the Parent and its Subsidiaries in respect of such period plus (z) payments made to Persons pursuant to the Management Agreement, the Consulting Agreement and the Broker Agreement during such period.

            "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period, provided that, for purposes of the calculation of the Interest Coverage Ratio at any date from and including August 1, 2004 to but excluding September 30, 2004, EBITDA and Interest Expense shall be calculated for the period of twelve months ending on July 31, 2004.

            "Leverage Ratio" means, as at any date, the ratio of (i) the aggregate amount of Indebtedness for borrowed money or otherwise appearing as a liability on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP of the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance) as at such date to
      (ii) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date, provided that, for purposes of the calculation of the Leverage Ratio at any date from and including August 1, 2004 to but excluding September 30,


                                 Amendment No. 1

      2004, EBITDA shall be calculated for the period of twelve months ending on July 31, 2004.

            "Merger Agreement" means the merger agreement to be entered into among the Target, the Borrower, Affinity Acquisition Corp. and certain stockholders of the Target, providing among other things for the acquisition by the Borrower of all of the issued and outstanding shares of capital stock of the Target.

            "Target" means Members Connect, Inc., a Delaware corporation, d/b/a Youth Media & Marketing Networks.

            2.03. Scheduled Termination and Reduction. Section 2.06(a) of the Credit Agreement shall be amended to read in its entirety as follows:

            "(a) Scheduled Termination and Reduction. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. In addition, the aggregate amount of the Commitments shall be automatically reduced on each Commitment Reduction Date set forth in column (A) below to the amount (subject to reduction pursuant to paragraph
      (d) of this Section) set forth in column (B) below opposite such Commitment Reduction Date:

      (A)                                 (B)
  Commitment                          Commitments
Reduction Date                      Reduced to the
 Falling on or                         Following
  Nearest to:                        Amounts ($):
  -----------                        ------------
    7/31/04 ......................    58,750,000
    9/30/04 ......................    30,000,000
   12/31/04 ......................    26,250,000

    3/31/05 ......................    22,500,000
    6/30/05 ......................    18,750,000
    9/30/05 ......................    15,000,000
   12/31/05 ......................    11,250,000

    3/31/06 ......................     7,500,000
    6/30/06 ......................     3,750,000
    Commitment Termination Date ..           $0"

            2.04. Financial Statements and Other Information. Section 6.01 of the Credit Agreement shall be amended as follows:

            A. clause (a) thereof shall be amended in its entirety to read as follows:

                  "(a) within 90 days after the end of each fiscal year of the
            Borrower and the Parent, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries


                                 Amendment No. 1

            (and, separately stated, of the Parent and its Subsidiaries) and the unaudited Consolidating Financial Statements as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, (i) in the case of such consolidated financial statements, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (and of the Parent and its Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied and
            (ii) in the case of such Consolidating Financial Statements, all certified by a Financial Officer of the Borrower (or of the Parent, as the case may be) as presenting fairly in all material respects the respective individual unconsolidated financial condition and results of operations of the Borrower and each group of the Borrower's Subsidiaries to which such Consolidating Financial Statement relate in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;"

            B. clause (b) thereof shall be amended by inserting at the end thereof, immediately before the semicolon, the following proviso:

            "provided that the Borrower will in addition furnish to the Administrative Agent and each Lender, within 45 days after July 31, 2004, financial statements complying with the requirements of this clause as of July 31, 2004 and for the three-month period ending on such date and the then elapsed portion of the fiscal year"

            2.05. Use of Proceeds. Section 6.11 of the Credit Agreement shall be amended in its entirety to read as follows:

            "SECTION 6.11. Use of Proceeds. The proceeds of the Loans shall be used only (a) to repay outstanding principal of and interest on, and other amounts owing in respect of, the Senior Secured Notes, (b) for the general operating purposes of the Borrower and its Subsidiaries and (c) to pay a portion of the purchase price for the Acquisition, provided that (i) no more than $40,000,000 of the proceeds of the Loans shall be applied to the repayment of the Senior Secured Notes, (ii) in no event shall any portion of the proceeds of the Loans be used directly or indirectly to finance the purchase of student loan receivables, it being understood that this Section shall not limit the Borrower's ability to purchase either completed applications for FFELP Loans or recently disbursed FFELP Loans, in each case in the ordinary course of business and (iii) no more than $36,000,000 of the proceeds of the Loans shall be applied to pay the purchase price for the Acquisition."


                                 Amendment No. 1

            2.06. Fundamental Changes. The first and second sentences of Section
7.03 of the Credit Agreement shall be amended in their entirety to read as follows:

            "The Parent will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for the Acquisition. The Parent will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for the Acquisition, purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under Section 7.05(i)."

            2.07. Lines of Business. Section 7.04 of the Credit Agreement shall be amended in its entirety to read as follows:

            "SECTION 7.04. Lines of Business. The Parent will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the business of (a) marketing, origination, servicing, consolidation, purchase and sale of (i) student loans made pursuant to the Higher Education Act to a borrower to finance his or her education that is guaranteed by a Guarantee Agency as defined in the Higher Education Act;
      (ii) non-FFELP student loans that are at least 98% guaranteed by Persons other than the Federal Government of the United States of America or any agencies thereof; (iii) any entrance and exit counseling activities or business; and (b) providing publishing technology to universities."

            2.08. Investments. Section 7.05 of the Credit Agreement shall be amended by deleting the word "and" at the end of clause (h) thereof, by replacing the period at the end of clause (i) thereof with a semicolon, by inserting the word "and" to the end of clause (i) thereof and by inserting a new clause (j) at the end thereof to read as follows:

            "(j) the Acquisition."

            2.09. Certain Financial Covenants. Section 7.09 of the Credit Agreement shall be amended as follows:

            A. clause (a) thereof shall be amended in its entirety to read as follows:

                  "(a) Leverage Ratio. The Parent will not permit the Leverage
            Ratio to exceed the following respective ratios at any time during the following respective periods:

            Period:                       Ratio:
            -------                       ------
From the Effective Date
   through December 31, 2003 .......     2.50 to 1
From January 1, 2004
   through March 31, 2004 ..........     2.75 to 1


                                 Amendment No. 1

            Period:                       Ratio:
            -------                       ------
From April 1, 2004
   through July 31, 2004 ...........     3.50 to 1
From August 1, 2004
   through September 30, 2004 ......     2.25 to 1
From October 1, 2004 and at
   all times thereafter ............    2.00 to 1";


            B. clause (b) thereof shall be amended in its entirety to read as follows:

                  "(b) Interest Coverage Ratio. The Parent will not permit the
            Interest Coverage Ratio to be less than the following respective ratios for any period of four quarters ending at any time during the following respective periods:

            Period:                       Ratio:
            -------                       ------
From the Effective Date
   through July 31, 2004 ...........     3.50 to 1
From August 1, 2004
   through June 30, 2005 ...........     4.50 to 1
From July 1, 2005 and at all
   times thereafter ................    5.50 to 1";


            C. clause (c) thereof shall be amended in its entirety to read as follows:

                  "(c) Fixed Charges Ratio. The Parent will not permit the Fixed
            Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

            Period:                       Ratio:
            -------                       ------
From the Effective Date
   through December 31, 2003 .......     2.90 to 1
From January 1, 2004
   through March 31, 2004 ..........     1.90 to 1
From April 1, 2004
   through July 31, 2004 ...........     1.80 to 1


                                 Amendment No. 1

            Period:                       Ratio:
            -------                       ------
From August 1, 2004
   through September 30, 2004 ......     1.10 to 1
From October 1, 2004 and at
   all times thereafter ............     1.20 to 1

            provided that, if the Department of Education, on or about May 15, 2004, officially amends the interest rate for FFELP Loans to a rate lower than 3.42% per annum, (i) the ratio during the period from April 1, 2004 through July 31, 2004 shall be 1.10 to 1, and (ii) the ratio during the period from August 1, 2004 through September 30, 2004 shall be 1.30 to 1."

            D. clause (d) thereof shall be amended by replacing the figure "$5,000,000" appearing therein with the figure "$5,500,000"; and

            E. clause (g) thereof shall be amended by replacing the figure "$2,000,000" appearing therein with the figure "$2,500,000".

            2.10. Assignments by Lenders. Section 10.04(b) of the Credit Agreement shall be amended as follows:

            A. clause (i)(A) thereof shall be amended by deleting the words "clause (a), (b), (h) or (i) of" appearing therein;

            B. clause (i)(B) thereof shall be amended by deleting the words ", provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment" appearing therein; and

            C. clause (ii)(A) thereof shall be amended by deleting the words "clause (a), (b), (h) or (i) of" appearing therein.

            2.11. USA PATRIOT Act. Article X of the Credit Agreement shall be amended by inserting at the end thereof a new Section 10.13 to read in its entirety as follows:

            "SECTION 10.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act."

            Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders, both immediately prior to this Amendment No. 1 becoming effective and after giving effect thereto, that (a) the representations and warranties of such Obligor set forth in Article IV of the Credit Agreement and in each of the other Credit Documents to which


                                 Amendment No. 1
it is a party, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said
Article IV to "this Agreement" (or words of similar import) or in such other Credit Documents to "the Credit Agreement" (or words of similar import) included reference to this Amendment No. 1 and (b) no Default has occurred and is continuing.

            In addition, the Borrower represents and warrants to the Lenders that each representation and warranty made or deemed made by or on behalf of the Target in the Merger Agreement will be true and correct on and as of the date of consummation of the Acquisition with the same force and effect as if made on and as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

            Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 shall become effective as of the date hereof upon the satisfaction on or before June 30, 2004 of each of the following conditions:

            4.01. Amendment No. 1. The Administrative Agent shall have received one or more counterparts of this Amendment No. 1 executed by each Obligor and each Lender.

            4.02. Consummation of the Acquisition. The Administrative Agent shall have received (a) evidence satisfactory to it that the Acquisition shall have been (or shall be concurrently) consummated in all material respects in accordance with the terms of the documents delivered in connection with the closing of the Acquisition (which documents shall be satisfactory to the Administrative Agent and the Lenders) and (b) a certificate of a Financial Officer of the Borrower to such effect, to the effect that attached thereto are true and complete copies of each document delivered in connection with the closing of the Acquisition and specifying the percentage of stockholders of each class of capital stock of the Target (which shall not be less than 80% of the stockholders of each such class) who approved the Acquisition. In addition, the Administrative Agent shall have received copies of the legal opinions delivered to the Borrower and its Subsidiaries in connection with the Acquisition, together with a letter from each Person delivering such opinions (or authorization within such opinions) permitting reliance thereon by the Administrative Agent and the Lenders.

            4.03. Opinions of Counsels to the Obligors. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of (i) the General Counsel of the Borrower, (ii) Simpson, Thatcher & Bartlett, LLC, New York counsel for the Obligors and (iii) LeClair Ryan, a Professional Corporation, Virginia counsel for the Obligors, in each case covering such matters relating to the Obligors, this Amendment No. 1 or the transactions contemplated hereby as the Lenders shall reasonably request (and each Obligor hereby instructs such counsels to deliver such opinions to the Lenders and the Administrative Agent).


                                 Amendment No. 1

            4.04. Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the transactions contemplated by this Amendment No. 1 and any other legal matters relating to the Obligors, this Amendment No. 1 or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

            4.05. Officer's Certificate. The Administrative Agent shall have received a certificate, dated the date hereof and signed by a Financial Officer of the Borrower, in respect of the matters set forth in Section 3, in form and substance satisfactory to the Administrative Agent and its counsel.

            4.06. Payment of Fees. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent of payment (or irrevocable instructions for payment) by the Borrower in full of the fees provided for in the fee letter dated April 20, 2004 addressed by the Borrower to the Administrative Agent (including the reasonable accrued fees and expenses of counsel to JPMCB) in connection with this Amendment No. 1.

            4.07. Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

            Section 5. Confirmation of Guarantees and Security Interests. Each of the Guarantors, by its execution of this Amendment No. 1, hereby consents to this Amendment No. 1 and confirms and ratifies that all of its obligations as a Guarantor under the Credit Agreement (including, without limitation, Article III thereof) shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement as amended hereby. Each of the Obligors, by its execution of this Amendment No. 1, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to the Credit Agreement as amended hereby.

            Section 6. Certain Obligations Respecting Subsidiaries; Further Assurances. Anything in this Amendment No. 1 or in the Credit Agreement as amended hereby notwithstanding, the Parent and the Borrower hereby agree to comply with the requirements of Section 6.10 of the Credit Agreement as amended hereby with respect to the Target and its Subsidiaries within five Business Days from the date hereof. Failure to observe or perform this covenant shall constitute an Event of Default under clause (d) of Article VIII of the Credit Agreement as amended hereby.

            Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such


                                 Amendment No. 1
counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                              BORROWER

                              COLLEGIATE FUNDING SERVICES, L.L.C.

                              by CFSL ACQUISITION CORP.,
                                 as member



                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: Chief Executive Officer

                              U.S. Tax I.D. Number for the Borrower:

                              54-1905639

                              Address for the Borrower:

                              Collegiate Funding Services, L.L.C.
                              100 Riverside Parkway, Suite 125
                              Fredericksburg, VA 22406



                              PARENT GUARANTORS

                              COLLEGIATE FUNDING SERVICES, INC. (f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.)


                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: Chief Executive Officer


                                 Amendment No. 1

                              CFSL ACQUISITION CORP.,



                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: Chief Executive Officer

                              SUBSIDIARY GUARANTORS

                              COLLEGEXIT.COM, L.L.C.



                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: President

                              CFS SERVICING, LLC

                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: President

                              CFS-SUNTECH SERVICING LLC



                              By /s/ J. Barry Morrow
                                 -----------------------------------------
                                 Name: J. Barry Morrow
                                 Title: President


                                 Amendment No. 1

                              LENDERS

                              JPMORGAN CHASE BANK,
                                 individually and as Administrative Agent

                              By /s/ Christine Herrick
                                 -----------------------------------------
                                 Name:
                                 Title:


                              BANK OF AMERICA, N.A.



                              By /s/ Jeff S. Hallmark
                                 -----------------------------------------
                                 Name: Jeff S. Hallmark
                                 Title: Vice President


                                 Amendment No. 1

                                   SCHEDULE I
                                   COMMITMENTS

LENDER                                COMMITMENT AMOUNT
------                                -----------------
JPMorgan Chase Bank ................  $31,250,000.00
Bank of America, N.A. ..............  $31,250,000.00


                                 Amendment No. 1